EXHIBIT 4.2

Without prior approval of the TSX Venture Exchange (the “Exchange”) and compliance with all applicable securities legislation, the securities represented by this agreement and any securities issued upon exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until December 24, 2004.

KODIAK OIL & GAS CORP.

OPTION AGREEMENT

This Option Agreement is entered into between Kodiak Oil & Gas Corp. (the “Company”) and the Optionee named below pursuant to the Incentive Share Option Plan of the Company adopted on June 18, 2004 (the “Plan”), a copy of which is attached hereto. The Optionee and the Company confirm that on August 23, 2004 (the “Grant Date”), «Optionee» (the “Optionee”) was granted the option (the “Option”) to purchase 250,500 Common Shares of the Company (the “Option Shares”) for the price (the “Option Price”) of $1.00 per Option Share. The Options will terminate on August 23, 2009 (the “Expiry Date”).

1.	The granting of the Options is subject to the terms and conditions set out in the Plan.

2.	The Options will vest as to 83,500 options on each of first, second and third anniversary dates of the Grant Date. For greater certainty, once Options have become vested, they continue to be exercisable until termination at the Expiry Date or in accordance with the early termination provisions in the Plan

3.	Upon each exercise of an Option, the Optionee shall, if so requested by the Company, represent and agree in writing that:

(a)	the Optionee is or was a director, officer, employee or Consultant of the Company or a director, officer, employee or Consultant of any subsidiary or associate and has not been induced to purchase the Option Shares by expectation of employment or continued employment;

(b)	the Optionee (or such other person who may exercise the Option pursuant to the Plan) is purchasing the Option Shares as a principal for the Optionee’s own account (or if such Optionee is deceased, for the account of the estate of such deceased Optionee) for investment purposes, and not with a view to the distribution or resale thereof to the public;

(c)	the Optionee (or such other person who may exercise the Option pursuant to the Plan) will, prior to and upon any sale or disposition of any of the Option Shares, comply with all applicable securities laws and any other federal, provincial or state laws or regulations to the extent that such laws or regulations are applicable to the sale or disposition; and

(d)	the Optionee (or such other person who may exercise the Option pursuant to the Plan) will not offer, sell or deliver any of the Option Shares, directly or indirectly, in the United States or to any citizen or resident of, or any corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with United States federal and state securities laws. The Optionee acknowledges that the Company has the right to place any restriction or legend on any securities issued pursuant to this agreement or its Plan including, but in no way limited to placing a legend to the effect that the securities have not been registered under the Securities Act (1933) of the United States and may not be offered or sold in the United States unless registration or an exemption from registration is available.

4.	If the Optionee is an employee, Consultant or Management Company Employee (as such terms are defined in the Plan), the Company, by signing this Option Agreement, hereby represents that the Optionee is a bona fide employee, Consultant or Management Company Employee of the Company or its subsidiaries.

5.	By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the __ day of March, 2005.

____________________________ <<Optionee>>	KODIAK OIL & GAS CORP. Per: _____________________________ President

KODIAK OIL & GAS CORP.

INCENTIVE SHARE OPTION PLAN

(Ratified by Shareholders June 18, 2004)

KODIAK OIL & GAS CORP.

INCENTIVE SHARE OPTION PLAN

1.	GENERAL PROVISIONS

1.1	Interpretation

For the purposes of this Plan, the following terms shall have the following meanings:

(a)	“Affiliate” means a company that is one of the following:

(i)	a Subsidiary of the Company;

(ii)	a company to whom the Company is a subsidiary; or

(iii)	a company that is controlled by the same person as the Company;

(b)	“Associate” has the meaning ascribed to that term under Section 1(1) of the Securities Act (British Columbia);

(c)	“Board” means the Board of Directors of the Company;

(d)	“Common Shares” means the Common Shares without par value of the Company as currently constituted;

(e)	“Company” means Kodiak Oil & Gas Corp.;

(f)	“Consultant” means, in relation to an Company, an individual or Consultant company, other than an Employee or a Director of the Company, that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate of the Company, other than services provided in relation to a Distribution;

(ii)	provides the services under a written contract between the Company or the Affiliate and the individual or the Consultant Company;

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and

(iv)	has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(g)	“Consultant Company” means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner.

(h)	“Directors” means directors, senior officers and Management Company Employees of the Company, or directors, senior officers and Management Company Employees of the Company’s subsidiaries to whom stock options can be granted in reliance on a Prospectus exemption under applicable Securities Laws.

(i)	“Discounted Market Price” means the Market Price less a discount which shall not exceed the amount set forth below, subject to a minimum price of $0.10;

Closing Price	Discount

Up to $0.50	25%
$0.51 to $2.00	20%
Above $2.00	15%
(j)	“Disinterested Shareholder Approval” means a majority of the votes cast at a meeting of shareholders other than votes attaching to securities beneficially owned by:

(i)	Insiders to whom shares may be issued pursuant to the Plan; and

(ii)	any Associate of persons referred to in (i);

Non-voting and subordinate voting shares are to be given full voting rights in these circumstances.

(k)	“Eligible Person” means, subject to all applicable laws, any director, officer, employee, Consultant, Consultant Company or Management Company Employee of the Company or any of its Subsidiary companies;

(l)	“Fair Market Value” means, with respect to a Common Share subject to Option, the 10-day average of the closing prices of the Company’s Common Shares on the TSX Venture Exchange or, if the Common Shares are not listed on such exchange, on such other exchange or exchanges on which the Common Shares are listed on a specific day. If no Common Shares have been traded on such day, the Fair Market Value shall be established on the same basis on the last previous day for which a trade was reported by such exchange. If the Common Shares are not listed for trading on such exchange, on such day, the Fair Market Value shall be such price per Common Share as the Board, acting in good faith, may determine.

(m)	“Insider” means:

(i)	an insider as defined under Section 1(1) of the Securities Act (British Columbia), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary of the Company, and

(ii)	an Associate as defined under Section 1(1) of the Securities Act (British Columbia) of any person who is an insider by virtue of (i) above;

(n)	“Management Company Employee” means an individual employed by a person providing management services to the Company which are required for the ongoing successful operation of the business of the Company, but excluding a person engaged in investor relations activities;

(o)	“Market Price” means the last daily closing price of the Company’s listed Common Shares before the date of grant of an Option;

(p)	“Option” means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

(q)	“Outstanding Issue” is determined on the basis of the number of Common Shares that are outstanding immediately prior to the share issuance or grant of the option in question, excluding Common Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period;

(r)	“Participant” means Eligible Persons to whom Options have been granted;

(s)	“Plan” means this Incentive Share Option Plan of the Company;

(t)	“Share Compensation Arrangement” means any stock option, share option plan, employee share purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

(u)	“Subsidiary” has the meaning ascribed to that term under Section 1(1) of the Securities Act (British Columbia); and

(v)	“Termination Date” means the date on which a Participant ceases to be an Eligible Person.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.2	Purpose

The purpose of the Plan is to advance the interests of the Company by (i) providing Eligible Persons with additional incentive to develop and promote the growth and success of the Company, (ii) encouraging stock ownership by such Eligible Persons, (iii) increasing the proprietary interest of Eligible Persons in the success of the Company, (iv) encouraging the Eligible Person to remain with the Company or its Subsidiaries or any Associate, and

(v) attracting and retaining persons of outstanding competence whose efforts will dictate, to a large extent, the future growth and success of the Company.

1.3	Administration

(a)	This Plan shall be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than three directors. If a committee is appointed for this purpose, all references to the Board will be deemed to be references to the Committee.

(b)	Subject to the limitations of the Plan, the Board shall have the authority:

(i)	to grant Options to purchase Common Shares to Eligible Persons,

(ii)	to determine the terms, limitations, restrictions and conditions respecting such grants, including, the number of Common Shares for which any Option may be granted to an Eligible Person and the exercise price at which Common Shares may be purchased under any Option to be granted to an Eligible Person,

(iii)	to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable, and

(iv)	to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan including, without limitation, for the purpose of ensuring compliance with section 1.7 hereof, as it may deem necessary or advisable. The Board’s guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Company and all other persons.

1.4	Shares Reserved

(a)	Options may be granted on authorized but unissued common shares of the Company not exceeding 10% of the total number of issued and outstanding common shares of the Company from time to time on a non-diluted basis.

(b)	Subject only to paragraph 1.4(d) and paragraph 1.5(iv) below, the maximum number of Common Shares which may be reserved for issuance under Options in any 12 month period to any one individual under the Plan shall be 5% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

(c)	Subject only to paragraph 1.4(d) and paragraph 1.5(iv) below, the maximum number of Common Shares which may be reserved for issuance under Options in any 12 month period to any one Consultant under the Plan shall be 2% of the

Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

(d)	As long as the Company’s Common Shares are listed on the TSX Venture Exchange, the maximum number of Common Shares which may be reserved for issuance under Options in any 12 month period to a director who is employed in an investor relations capacity or to an employee who is employed in an investor relations capacity at any time under the Plan shall be 2% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to all persons engaged in investor relations activities under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

(e)	Any Common Shares subject to an Option which for any reason is cancelled or terminated without having been exercised, shall again be available for grant under the Plan. No fractional shares shall be issued. Please refer to section 1.9(d) for the manner in which a fractional share value shall be treated.

(f)	If there is a change in the outstanding Common Shares by reason of any stock dividend or any recapitalization, amalgamation, subdivision, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchanges, appropriate substitution or adjustment in

(i)	the number or kind of shares or other securities reserved for issuance pursuant to the Plan, and

(ii)	the number and kind of shares subject to unexercised Options theretofore granted and in the option price of such shares;

provided however, that no substitution or adjustment shall obligate the Company to issue or sell fractional shares. If the Company is reorganized, amalgamated with another corporation or consolidated, the Board shall make such provisions for the protection of the rights of Participants as the Board in its discretion deems appropriate.

1.5	Limits with respect to Insiders

Subject only to obtaining approval of the TSX Venture Exchange (and any other exchange upon which the common shares of the Company may be posted and listed for trading) and Disinterested Shareholder Approval for the grant of any Options under the circumstances described in section 1.5 of the Plan, the Company may cause:

(i)	the number of Common Shares reserved for issuance pursuant to Options granted to Insiders to exceed 10% of the Outstanding Issue;

(ii)	the issuance to Insiders, within a one-year period, of Common Shares to exceed 10% of the Outstanding Issue;

(iii)	at such time as the Company’s common shares are listed on Tier 1 of the TSX Venture Exchange, the issuance to any one Insider, within a one year period of a number of shares exceeding 5% of the Outstanding Issue; or

(iv)	a reduction in the exercise price of Options previously granted to Insiders.

Any entitlement granted prior to the Participant becoming an Insider of the Company shall be excluded in determining the number of Common Shares issuable to Insiders.

1.6	Amendment and Termination

(a)	The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required regulatory approval. No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant. If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

(b)	With the consent of the affected Participants, the Board may amend or modify any outstanding Option in any manner to the extent that the Board would have had the authority to initially grant such award as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exercisable, subject to the prior approval of the relevant stock exchanges.

1.7	Compliance with Legislation

The Plan, the grant and exercise of Options hereunder and the Company’s obligation to sell and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Company, be required. The Company shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals. No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void. In addition, the Company shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading. Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws. In addition to resale restrictions under applicable securities laws, and as long as the Company’s Common Shares are listed on the

TSX Venture Exchange, all Options and Common Shares issued on the exercise of Options must be legended with a four month hold period from the date of grant. If Options are granted to any resident or citizen of the United States, the Board and the Company will use their best efforts to ensure that all matters pertaining to such Options shall be made in compliance with applicable United States securities laws.

1.8	Effective Date

The Plan shall be effective upon the approval of the Plan by:

(a)	the TSX Venture Exchange and any other exchange upon which the Common Shares of the Company may be posted and listed for trading; and

(b)	the shareholders of the Company, given by the affirmative vote of a majority of the votes attached to the Common Shares of the Company entitled to vote and represented and voted at an annual or special meeting of the holders of such Common Shares.

1.9	Miscellaneous

(a)	Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required regulatory approval.

(b)	Nothing contained in the Plan nor in any Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Common Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

(c)	The Plan does not give any Participant or any employee of the Company or any of its Associated or Subsidiary companies the right or obligation to or to continue to serve as a director, officer or employee, as the case may be, of the Company or any of its Associated or Subsidiary companies. The awarding of Options to any Eligible Person is a matter to be determined solely in the discretion of the Board. The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Company or any of its subsidiaries other than as specifically provided for in the Plan.

(d)	No fractional Common Shares shall be issued upon the exercise of Options granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Common Share upon the exercise of an Option, such Participant shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

2.	OPTIONS

2.1	Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant’s rights in respect of Common Shares acquired upon exercise of an Option may be forfeited. An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2	Option Price

The Board shall establish the Option price at the time each Option is granted, which shall, as long as the Company’s Common Shares are listed on the TSX Venture Exchange, be not less than the Discounted Market Price. At such time as the Company’s Common Shares are listed on the TSX Exchange, the Option price shall be not less than the Fair Market Value.

The Option price shall be subject to adjustment in accordance with the provisions of section 1.4(f) hereof.

2.3	Exercise of Options

(a)	Options granted must expire not later than:

(i)	as long as the Company’s Common Shares are listed on Tier 2 of the TSX Venture Exchange, a maximum of 5 years from the date of grant; or

(ii)	at such time as the Company’s Common Shares are listed on Tier 1 of the TSX Venture Exchange or on the TSX Exchange, a maximum of 10 years from the date of grant.

(b)	Options will vest at the discretion of the Board at the time of each grant.

(c)	Options shall not be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant’s legal representative.

(d)	Subject to section 2.3(a) and except as otherwise determined by the Board:

(i)	if a Participant ceases to be an Eligible Person which, for the purposes of this subsection does not include persons engaged in investor relations activities, for any reason whatsoever other than death, each Option held by the Participant will cease to be exercisable no more than 90 days after the Termination Date. Options granted to Participants engaged in investor relations activities must expire within 30 days after the Participant ceases to be employed to provide investor relations activities. If any portion of an

Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or is entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

(ii)	if a Participant dies, the legal representative of the Participant may exercise the Participant’s Options within one year after the date of the Participant’s death, but only to the extent the Options were by their terms exercisable on the date of death;

(iii)	the retirement of any Participant who is a director of the Company or any Subsidiaries or Associate companies at any annual general meeting of the Company or such Subsidiaries as required by the constating documents of the Company or Subsidiaries, as the case may be, shall not result in the termination of the Option granted to such Participant provided that such Participant is re-elected at such annual general meeting as a director of the Company or such Subsidiary, as the case may be;

(iv)	the change in the duties or position of a Participant or the transfer of such Participant from a position with the Company to a position with an Subsidiary, or vice-versa, shall not trigger the termination of such Participant’s Option provided such Participant remains a director, officer, employee or Consultant of the Company or Subsidiary.

(e)	Each Option shall be confirmed by an Option agreement executed on behalf of the Company by any one director of the Board and by the Participant and each Option agreement shall incorporate such terms and conditions as the Board in its discretion deems consistent with the terms of the Plan.

(f)	The exercise price of each Common Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, in lawful money of Canada, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Common Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable.

(g)	Subject to the terms and conditions of this Plan, an Option may be exercised by written notice signed by the Participant and dated the date of exercise, and not post-dated, stating that the Participant elects to exercise his rights to purchase Common Shares under such Option and the number of Common Shares in respect of which such Option is being exercised, accompanied by full payment for the Common Shares being purchased under such Option delivered to the Company at its principal office at 1625 Broadway Suite 330, Denver CO, 80202 (or such other address of the principal office of the Company at the time of exercise) addressed to the attention of the President of the Company. Delivery of any notice of exercise accompanied by the payment may be made by personal delivery, by courier service or by agent.

(h)	Upon exercise of an Option, a certificate or certificates evidencing the Common Shares in respect of which the Option is exercised shall forthwith be delivered to the Optionee.

(i)	Notwithstanding the time or times specifically provided herein or in an Option agreement for the exercise of an Option, the Participant may elect to purchase all or any of the Common Shares remaining subject to such Option at any time if a “take-over bid” or an “issuer bid” occurs (within the meaning of any securities laws or other Federal, Provincial or State laws or regulations).

2.4	Share Appreciation Right

At such time as the Company’s Common Shares are listed on Tier 1 of the TSX Venture Exchange or the TSX Exchange, a Participant may, if determined by the Board, have the right (the “Right”), when entitled to exercise an Option, to terminate such Option in whole or in part by notice in writing to the Company and, in lieu of receiving Common Shares pursuant to the exercise of the Option, shall receive instead and at no cost to the Participant that number of Common Shares, disregarding fractions, which, when multiplied by the Fair Market Value on the day immediately prior to the date of the exercise of the Right, have a total value equal to the product of the number of Common Shares subject to the Option times the difference between the Fair Market Value on the day immediately prior to the exercise of the Right and the Option exercise price. No such share appreciation rights will exist, however, until the Board formally approves the activation of this Right.

2.5	Representation by Optionees

Each Option agreement shall provide that upon each exercise of an Option, the Participant (including for the purposes of this section 2.5 each other person who, pursuant to subsection 2.3(d) hereof, may purchase Common Shares under an Option granted to an Eligible Person) shall, if so requested by the Company, represent and agree in writing that:

(a)	the person is, or the Participant was, a director, officer, employee or Consultant of the Company or a director, officer, employee or Consultant of any Subsidiary or Associate and has not been induced to purchase the Common Shares by expectation of employment or continued employment;

(b)	the person is purchasing the Common Shares pursuant to the exercise of such Option as principal for the Participant’s own account (or if such Participant is deceased, for the account of the estate of such deceased Participant) for investment purposes, and not with a view to the distribution or resale thereof to the public;

(c)	the person will, prior to and upon any sale or disposition of any of the Common

Shares purchased pursuant to the exercise of such Option, comply with all applicable securities laws and any other federal, provincial or state laws or regulations to the extent that such laws or regulations are applicable to such sale or disposition; and

(d)	such Participant (or such other person) will not offer, sell or deliver any of the Common Shares purchased pursuant to the exercise of such Option, directly or indirectly, in the United States or to any citizen or resident of, or any corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with United States federal and state securities laws. The Participant acknowledges that the Company has the right to place any restriction or legend on any securities issued pursuant to this agreement or its Plan including, but in no way limited to placing a legend to the effect that the securities have not been registered under the Securities Act (1933) of the United States and may not be offered or sold in the United States unless registration or an exemption from registration is available.

The Company may employ other procedures and require further documentation from a Participant to ensure compliance with all applicable laws.

The issue and sale of Common Shares pursuant to any Option granted under the Plan is specially conditioned on such issue and sale being made in compliance with applicable securities laws, and the Company shall have no obligation to issue or sell any Common Shares pursuant to the exercise of any Option unless the Board determines in its sole discretion that such issue and sale will be made in compliance with applicable securities laws. The Company will be entitled to take such action as its deems necessary to restrict the transferability in the United States of any Common Shares acquired on exercise of any Option.

2.6	Representation by the Company

Each Option agreement related to stock option grants to an employee, Consultant or Management Company Employee shall include a representation by the Company that the Participant is a bona fide employee, Consultant or Management Company Employee of the Company or its Subsidiaries.

2.7	Notice to Commissions and Exchanges

The Company will give notice to all applicable securities commissions and other regulatory bodies in Canada and the United States and all applicable stock exchanges and other trading facilities upon which the Common Shares are listed or traded, as may be required, of its adoption of this Plan and of its entering into Option agreements with Eligible Persons and the terms and conditions for the purchase of Common Shares under such Option agreements, and will use all reasonable efforts to obtain any requisite approvals as may be required from such bodies, exchanges and trading facilities.